UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Commerce Union Bancshares, Inc.

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1736 Carothers Parkway, Suite 100

Brentwood, Tennessee 37027

May 14, 2015

Dear fellow shareholder:

You are cordially invited to attend the annual meeting of shareholders of Commerce Union Bancshares, Inc. This letter serves as your official notice that we will hold the meeting on June 18, 2015, at 5:00 p.m., local time, at the Tennessee Bankers Association, located at 211 Athens Way, Nashville, Tennessee 37228 for the following purposes:

1.	To elect as directors the four nominees named in the accompanying proxy statement;

2.	To ratify the appointment of Maggart & Associates, P.C. as our independent registered public accountants for our fiscal year ending December 31, 2015;

3.	To approve the Commerce Union Bancshares, Inc. 2015 Equity Incentive Plan; and

4.	To transact such other business as may properly come before the annual meeting or any adjournment of the meeting.

Your vote is important. Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible. You may vote over the internet, as well as by telephone, or by mailing a proxy card. Detailed voting instructions are included on your proxy card. However, if your shares are held in “street name,” you will need to obtain a proxy form from the institution that holds your shares in order to vote at our annual meeting.

By order of the board of directors,

/s/ DeVan D. Ard, Jr.	/s/ William R. (Ron) DeBerry
DeVan D. Ard, Jr.	William R. (Ron) DeBerry
President	Chairman and Chief Executive Officer

COMMERCE UNION BANCSHARES, INC.

1736 Carothers Parkway, Suite 100

Brentwood, Tennessee 37027

May 14, 2015

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 18, 2015

General

This proxy statement is being furnished to the shareholders of Commerce Union Bancshares, Inc. In this proxy statement, the terms “we,” “our,” “ours,” “us,” “Commerce Union” and the “Company” refer to Commerce Union Bancshares, Inc.

The accompanying proxy is solicited on behalf of the board of directors of Commerce Union Bancshares, Inc. for use at our 2015 annual meeting of shareholders. The annual meeting will be held on Thursday, June 18, 2015, at 5:00 p.m., local time, at the Tennessee Bankers Association located at 211 Athens Way, Nashville, Tennessee 37228. The meeting is being held to:

1.	Proposal 1: Elect four individuals to the Board;

2.	Proposal 2: Ratify the appointment of Commerce Union’s independent auditing firm, Maggart & Associates, P.C., Certified Public Accountants, Nashville, Tennessee;

3.	Proposal 3: Consider and vote on the approval of the Commerce Union Bancshares, Inc. 2015 Equity Incentive Plan, a copy of which is attached as Appendix A; and

4.	Proposal 4: To transact such other or further business as may properly come before our shareholders at the meeting.

We do not know of any business that will be presented for consideration at the Meeting other than the matters described in this proxy statement. This proxy statement is dated May 14, 2015, and is being mailed or otherwise made available to the shareholders of Commerce Union on or about May 20, 2015, along with the form of proxy.

Voting Information

The board set May 13, 2015 as the record date for the meeting. Shareholders owning shares of our common stock at the close of business on that date are entitled to attend and vote at the meeting, with each share entitled to one vote. There were 7,062,508 shares of common stock outstanding on the record date. A majority of the outstanding shares of common stock entitled to vote at the meeting will constitute a quorum. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

Many of our shareholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name. If you hold our shares in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and your broker or nominee, who is considered the shareholder of record with respect to those shares, is forwarding these materials to you. As the beneficial owner, you have the right to direct your broker, bank, or other nominee how to vote and are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the shareholder of record giving you the right to vote the shares. Your broker, bank, or other nominee has enclosed or provided a voting instruction card for you to use to direct your broker, bank, or other nominee how to vote these shares.

If a share is represented for any purpose at the annual meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for the purpose of establishing a quorum. Therefore, valid proxies which are marked “Abstain” or “Withhold” or as to which no vote is marked, including broker non-votes (which are described below), will be included in determining the number of votes present or represented at the annual meeting.

When you sign the proxy card or submit your vote via the internet, you appoint DeVan D. Ard, Jr. and William R.(Ron) DeBerry as your representatives at the meeting. Messrs. Ard and DeBerry will vote your proxy as you have instructed them on the proxy card. If you submit a proxy but do not specify how you would like it to be voted, Messrs. Ard and DeBerry will vote your proxy for the election to the board of directors of all nominees listed below under “Election of Directors,” for the approval of the equity compensation plan and for the ratification of the appointment of our independent registered public accountants for the year ending December 31, 2015. We are not aware of any other matters to be considered at the meeting. However, if any other matters come before the meeting, Messrs. DeBerry and Ard will vote your proxy on such matters in accordance with their judgment.

Broker non-votes

A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in “street name”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. The ratification of auditors is a routine matter. The other matters to be addressed at the annual meeting, including the election of directors and the approval of the equity compensation plan are non-routine matters.

Voting and quorum requirements at the meeting

In order to have a meeting, it is necessary that a quorum be present. A quorum will be present if a majority of the shares of common stock are represented at the annual meeting in person or by proxy. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes will not be counted as having voted either for or against a proposal.

Assuming that a quorum is present:

•	With respect to Proposal No. 1, the directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. This means that the individuals who receive the highest number of votes are selected as directors up to the maximum number of directors to be elected at the meeting. We will not count abstentions, broker non-votes or the failure to return a signed proxy as either for or against a director, so abstentions, broker non-votes and the failure to return a signed proxy have no impact on the election of a director.

•	With respect to Proposal No. 2, the proposal will be approved if the number of shares of common stock voted in favor of the matter exceeds the number of shares of common stock voted against the matter. If a shareholder submits a proxy but does not specify how he or she would like it to be voted, then the proxy will be voted “FOR” the ratification of the appointment of our independent registered public accountants for the year ending December 31, 2015. We will not count abstentions, broker non-votes or the failure to return a signed proxy as either for or against this proposal, so abstentions, broker non-votes and the failure to return a signed proxy have no impact on the ratification of the appointment of our independent registered public accountants.

•	With respect to Proposal No. 3, the proposal will be approved if the number of shares of common stock voted in favor of the matter exceeds the number of shares of common stock voted against the matter. If a shareholder submits a proxy but does not specify how he or she would like it to be voted, then the proxy will be voted “FOR” the approval of the equity compensation plan. We will not count abstentions, broker non-votes or the failure to return a signed proxy as either for or against this proposal, so abstentions, broker non-votes and the failure to return a signed proxy will not affect the approval of the equity compensation plan.

As to any other matter that may be properly brought before the annual meeting, your proxy will be voted as our board of directors may recommend. If our board of directors makes no recommendation, your proxy will be voted as the proxy holders named in your proxy card deem advisable. As of the date of this proxy statement, our board of directors does not know of any other matter that is expected to be presented for consideration at the annual meeting.

You may revoke your proxy and change your vote at any time before the polls close at the meeting. If you are the record holder of the shares, you may do this by (a) signing and delivering another proxy with a later date, (b) by voting in person at the meeting, or (c) by voting again over the internet or by telephone prior to 5:00 p.m. local time on June 18, 2015.

Solicitation of proxies

Solicitations of proxies may be made in person or by mail, telephone, or other means. We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to our shareholders. Our directors, officers, and employees may assist in soliciting proxies but will not receive additional compensation for doing so.

On request, we will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC (including a list briefly describing the exhibits thereto), to any shareholder. Please contact us at (615) 384-3357, or write to our Chief Financial Officer 1736 Carothers Parkway, Suite 100, Brentwood, Tennessee 37027 for any such request.

About the Merger of Commerce Union Bank and Reliant

Effective April 1, 2015, Commerce Union completed the merger of Reliant Bank with and into Commerce Union’s subsidiary bank, Commerce Union Bank, pursuant to an Agreement and Plan of Merger, dated as of April 25, 2014, as amended by the First Amendment to the Agreement and Plan of Merger, dated as of December 31, 2014, by and among Commerce Union, Commerce Union Bank, and Reliant Bank (the “merger agreement”). At closing of the merger, Reliant Bank merged with and into Commerce Union Bank, with Commerce Union Bank surviving the merger as the surviving corporation.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees and Vote Required to Elect Nominees

The board of directors currently has 11 members divided into three classes with staggered terms, so that the terms of only approximately one-third of the board members expire at each annual meeting. The current terms of the Class I directors will expire at the 2015 annual meeting of shareholders. The terms of the Class II directors will expire at the 2016 annual meeting of shareholders, and the terms of the Class III directors will expire at the 2017 annual meeting of shareholders.

Our current directors and their classes are:

Name	Board class
Homayoun Aminmadani	Class II Director
DeVan D. Ard, Jr.	Class I Director *
Charles Trimble Beasley	Class II Director
John Lewis Bourne	Class III Director
William R. DeBerry	Class I Director *
Sharon H. Edwards	Class I Director *
Farzin Ferdowsi	Class I Director *
Darrell S. Freeman, Sr.	Class III Director
James Gilbert Hodges	Class III Director
James R. Kelley	Class III Director
Don Richard Sloan	Class II Director

*	Standing for election by the shareholders at the meeting.

Under the terms of the merger agreement, at the effective time of the merger, the number of directors on the board of directors of Commerce Union was set at 11, of which five were previous members of the Reliant Bank board of directors, five were previous members of the Commerce Union board of directors, and one is an agreed-upon individual who is independent from the combined company under the listing rules of NASDAQ. Of the previous Reliant Bank board members, Mr. Ard and Mr. Ferdowsi were appointed as Class I directors and are standing for election at the annual meeting. Of the former Commerce Union board members, Mr. DeBerry was appointed as a Class I director and is standing for election at the annual meeting. Additionally, in connection with the consummation of the merger, the board appointed Sharon H. Edwards to serve as a Class I director and as the agreed-upon individual who is independent from the combined company.

The board of directors recommends that you elect Mr. Ard, Mr. DeBerry, Mr. Ferdowsi, and Ms. Edwards as Class I directors. If a quorum is present, the directors will be elected by a plurality of the votes cast at the meeting. This means that the four nominees receiving the highest number of votes will be elected directors. Abstentions, broker non-votes, and the failure to return a signed proxy will have no effect on the outcome of the vote on this matter. If you submit a proxy but do not specify how you would like it to be voted, Messrs. Ard and DeBerry will vote your proxy to elect Mr. Ard, Mr. DeBerry, Mr. Ferdowsi and Ms. Edwards. If any of these nominees is unable or fails to accept nomination or election (which we do not anticipate), Messrs. Ard and DeBerry will vote instead for a replacement to be recommended by the board of directors, unless you specifically instruct otherwise in the proxy.

Information About the Directors

The following table shows for each director of Commerce Union as of May 1, 2015: (1) his or her name; (2) his or her age as of May 1, 2015; (3) how long he or she has been a director of Commerce Union; (4) his or her position(s) with Commerce Union or Commerce Union Bank, other than as a director; and (5) his or her principal occupation and business experience for the past five years. Except as otherwise indicated, each director has been engaged in his or her present principal occupation for more than five years.

Name (Age)	Director Since	Positions and Business Experience
Homayoun Aminmadani (68)	2015

Homey Aminmadani is a veteran restaurateur with more than 40 years of experience in the YUM! Brands, Inc. as a franchisee of various brands. During these years, Mr. Aminmadani has developed over 150 Pizza Hut restaurants and currently, through his ownership in various entities, he owns and operates more than 80 Taco Bell restaurants. He has been involved in the development of several office buildings, shopping centers and residential subdivisions. Mr. Aminmadani is a former organizer and executive board member of Premier Bank of Brentwood, which merged with Bancorp South in December 2004. He was a member of the board of trustees for Franklin Road Academy for many years. A native of Iran, Mr. Aminmadani immigrated to the United States in 1964 and earned his bachelor’s of science degree in civil engineering from the University of Kansas.

Mr. Aminmadani was a director of Reliant Bank from 2006 to 2015 and was appointed to the Commerce Union board of directors effective April 1, 2015, pursuant to the merger agreement.

DeVan D. Ard, Jr. (59)	2015

DeVan Ard, Jr. is the president of Commerce Union and the president and chief executive officer of Commerce Union Bank. He is a 32-year banking veteran. He began his career with AmSouth Bank in 1981 and held various positions through 2004 before leaving to form Reliant Bank. Reliant was started by a group of business men and women in 2006 as a full service community bank headquartered in Brentwood, Tennessee. The bank has grown to $385 million in assets and is the tenth largest of the 133 banks started in 2006. Reliant serves its customers through four branches located in Williamson and Davidson County.

Playing an active role in the business and nonprofit community, Mr. Ard’s current board positions include Chairman of the Board for the Adventure Science Center, Chairman of the Board for the We Are Building Lives Foundation, and Board member and Finance Committee member for the Middle Tennessee Council of Boy Scouts of America. Mr. Ard also is a member of the Rotary Club of Nashville. He is past president of the PENCIL Foundation and is a graduate of Leadership Nashville.

Mr. Ard holds a master’s degree in business administration from the University of Alabama, Tuscaloosa and earned his bachelor’s of arts degree in business administration and history from Vanderbilt University.

		Mr. Ard was a director of Reliant Bank from 2006 to 2015 and was appointed to the Commerce Union board of directors effective April 1, 2015, pursuant to the merger agreement.

Charles Trimble Beasley (66)	2006	Trim Beasley is currently the president of Center Star, Inc., a research and development firm specializing in thermal reflective material properties. He graduated from Vanderbilt University with a Bachelor of Engineering degree in 1970 and went on to earn a Master of Business Administration degree from the University of Tennessee in 1975. Mr. Beasley began his business career with Everett Beasley, Inc., serving as company president for 17 years before selling his business interest in 1997. Since that time, he has been involved in numerous small business ventures and securities and real estate investments. Mr. Beasley has served in the past as president of the Robertson County Cancer Society, president of the Robertson County Chamber of Commerce, president of the Springfield Rotary Club, and a member of the inaugural class of Leadership Middle Tennessee. He currently serves on the advisory committee of the Jennings A. Jones College of Business at Middle Tennessee State University. Additionally, Mr. Beasley has previously served on community bank boards, including First National Bank, Springfield. Mr. Beasley is presently a director of Farmers National Bank in Bowling Green, KY.

John Lewis Bourne (59)	2006	Buddy Bourne is a veteran agricultural professional with over 31 years of experience in the tobacco industry. He graduated from Austin Peay State University with a Bachelor of Science degree in Agriculture. Since retiring from his position at Altria Client Services, his most recent employer, Mr. Bourne has continued to pursue his second career as a farmer, producing dark tobacco as well as grain crops. Over the course of his career, Mr. Bourne has been an active member in a variety of professional and community organizations, including the Middle Regional Advisory Council for the University of Tennessee Institute of Agriculture, the Alpha Gamma Rho fraternity, and the Delta Tau Alpha agricultural honor society. Mr. Bourne brings an extensive knowledge of agribusiness as well as a thorough understanding of local farming conditions to the board of directors of Commerce Union and the board of directors of Commerce Union Bank, where he serves on the Executive/Loan Committee.

William Ronald DeBerry (67)	2006	Ron DeBerry is currently the chief executive officer of Commerce Union. He received a Bachelor of Business Administration from the University of Mississippi in 1969 and earned a Master of Business of Administration from the University of Tennessee in 1977. After graduating from the University of Mississippi, Mr. DeBerry was commissioned a second lieutenant in the U.S. Army, serving on active duty from 1969 until 1971, including a tour of duty in Vietnam. Mr. DeBerry began his banking career with the former Commerce Union Bank in 1973. He was repeatedly promoted over the following decades, serving in an array of positions with increasing responsibility over strategic banking matters. On August 14, 2006, Mr. DeBerry established the new Commerce Union Bank. Since its inception, he has overseen the bank’s expansion into Sumner and Davidson counties. Mr. DeBerry brings vast banking experience and knowledge to the board of directors of Commerce Union and the board of directors of Commerce Union Bank. He currently serves as chairman of the board of directors of Commerce Union and is a member of the board of directors of Commerce Union Bank.

Sharon H. Edwards (49)	2015	Ms. Edwards is the Chief Financial Officer of Willis North America, a unit of Willis Group Holdings. Ms. Edwards joined Willis in 1991 and has extensive financial and operational expertise. Prior to serving as CFO, Ms. Edwards previously worked as the Chief Administrative Officer of Willis North America. She is a Certified Public Accountant and holds a B.A. in Accounting from the University of Tennessee.

Farzin Ferdowsi (67)	2015	Farzin Ferdowsi has a long history of building successful franchises and serving in leadership roles in the banking and finance community in Middle Tennessee. He is chief executive officer of Brentwood, Tennessee-based Management Resources Company. Formed in 1971, MRCO manages more than 40 Taco Bell restaurants throughout the Southeast.

Mr. Ferdowsi’s commitment to community service includes participating on numerous corporate and nonprofit boards. He currently serves as a board member for the Taco Bell Foundation, Boys and Girls Club of Middle Tennessee, Community Foundation and the Vanderbilt Ingram Cancer Center Board of Overseers. He is a former board member for Nashville Alliance for Public Education, Goodwill Industries, TSU Foundation. Tennessee Performing Arts Center and Trustees for Leadership Nashville. He is also a member of the Rotary Club of Nashville. A native of Iran, Mr. Ferdowsi’s immigrated to the United States in 1965 and earned his bachelor’s of science degree in industrial and mechanical engineering from Kansas State University.

Mr. Ferdowsi was a director of Reliant Bank from 2006 to 2015 and was appointed to the Commerce Union board of directors effective April 1, 2015, pursuant to the merger agreement.

Darrell S. Freeman, Sr. (50)	2015

Darrell S. Freeman Sr. is the chairman of Zycron, Inc., an information technology services and solutions firm he founded in 1991 in Nashville, Tenn. Zycron employs more than 260 IT professionals across the country. Mr. Freeman was an organizer of Reliant Bank and a co-founder of Pinnacle Construction Partners. He is also the co-founder and chairman of Pinnacle Construction Partners which provides a full range of preconstruction planning and construction management services for the public and private sector.

Mr. Freeman’s commitment to the Nashville community is evident through his recently completed, two-term service as immediate past chairman of the Nashville Chamber of Commerce. He is a current board member of Centennial Medical Center, and as former chairman of the 100 Black Men of Middle Tennessee, he led the organization to achieve chapter of the year in 2005. Other organizations for which Mr. Freeman serves or has served on the board are: Stone Crest Medical Center, Nashville Community Foundation, the Nashville Downtown Rotary Club, the Federal Reserve Advisory Board, the African American Museum of Music Art and Culture, Middle Tennessee State University Board of Trustees and the Nashville Broadband Task Force. Mr. Freeman holds a bachelor’s and a master’s degree from Middle Tennessee State University.

Mr. Freeman was a director of Reliant Bank from 2006 to 2015 and was appointed to the Commerce Union board of directors effective April 1, 2015, pursuant to the merger agreement.

James Gilbert Hodges (59)	2008	Jim Hodges is the president of Hodges Group, Inc., a construction company he started in 1990. He currently directs the overall construction management, organization, and operations of all projects and related construction activities for the corporation. Over the course of nearly 25 years, Mr. Hodges has succeeded in expanding his company’s portfolio, offering hundreds of services to his clients and building Hodges Group into a multi-discipline construction company. In addition to his work at Hodges Group, Mr. Hodges has served in leadership positions at various community organizations, including the Chamber of Commerce of Sumner County, Mayor’s Advisory Council, Leadership Middle Tennessee, Portland Planning Commission, and Sumner County Industrial Board. He has also been the recipient of numerous awards, such as Citizen of the Year, Small Business of the Year, the Industrial Excellence Award, and the Governor’s Excellence Award. Additionally, Mr. Hodges served for 12 years on the advisory board for Cumberland Bank. He brings decades of experience in construction and small business management to the board of directors of Commerce Union and the board of directors of Commerce Union Bank, where he serves on the Executive/Loan and compensation committees.

James R. Kelley (67)	2015	Jim Kelley is a member of Neal & Harwell, PLC. His practice is focused primarily in the areas of commercial law, bankruptcy, taxation and general corporate matters. He earned his degree from Vanderbilt University and graduated from Emory Law School with distinction receiving a JD and an LLM in Taxation. He has received many professional accolades including recognition as one of Tennessee’s 101 Best Lawyers by Business Tennessee magazine, 100 Super Lawyers in Tennessee by Law & Politics and the publishers of Memphis Magazine, and The Best of the Bar by the Nashville Business Journal, being listed in Best Lawyers in America since 1989 and in Chambers USA and admission as a Fellow in the American College of Bankruptcy and as a Fellow in the Nashville Bar Foundation.

Mr. Kelley is active in many civic and charitable organizations, including serving as a member of the Board of Directors and Executive Committee and as President of Nashville Cares, as a member of the Board of Directors and Executive Committee and as President of Oasis Center, as a member of the Board of Directors and Executive Committee and as President of Greenways for Nashville, as a member of the Board of Directors and as President of the Richland West End Neighborhood Association and as a member of the Board of Directors of American Friends of Chantilly.

Mr. Kelley was a director of Reliant Bank from 2009 to 2015 and was appointed to the Commerce Union board of directors effective April 1, 2015, pursuant to the merger agreement.

Don Richard Sloan (65)	2006	Don Sloan is an independent pharmacist who has owned and operated South Side Drug Company in Springfield, TN, for 40 years. He attended Austin Peay State University and graduated from the University of Tennessee College of Pharmacy in Memphis, TN, in 1972. In addition to his duties at South Side Drug Company, Mr. Sloan is a partial owner of Springfield Drugs and serves on the Robertson County Board of Health and the City of Springfield’s Zoning and Appeals Board. He is also a member of the Tennessee Pharmacist Association and the American Pharmacy Cooperative. As a long time small businessman and healthcare professional, Mr. Sloan brings valuable insights to the board of directors of Commerce Union and the board of directors of Commerce Union Bank.

Information about Executive Officers

Set forth below is information about our executive officers, other than Mr. DeBerry, our chief executive officer, and Mr. Ard, our President, who are also directors and are discussed above.

Name (Age)	Officer Since	Positions and Business Experience

J. Dan Dellinger (53) Chief Financial Officer	2015

Dan Dellinger is the Chief Financial Officer of Commerce Union. Mr. Dellinger is a veteran community banker with over 20 years’ experience. He has served as the chief financial officer for three community banks. Mr. Dellinger served in that role for Premier Bank of Brentwood from 1997 until its sale to BancorpSouth in 2004. He also served in that role for an East Tennessee community bank from 1992 until 1996.

Prior to his career in banking, Mr. Dellinger spent 11 years in public accounting. He is a licensed Certified Public Accountant in the state of Tennessee and is a member of the Tennessee Society of CPA’s and the AICPA.

Mr. Dellinger has participated on several CFO panels for the AICPA and the Tennessee Bankers Association. Mr. Dellinger has also served as an instructor for The Southeastern School of Banking. He served as a director for the Independent Division of the Tennessee Bankers Association for 3 years. He currently serves as a member of the Tennessee Bankers Association’s Government Relations Committee and participates in the Committee’s annual legislators visit to Washington, D.C.

Mr. Dellinger is a member of the Executive Board for the Middle Tennessee Council of the Boy Scouts of America. He also serves on the Finance Committee and is acting chairman for the Williamson County Patron’s event. Mr. Dellinger was a member of the Brentwood Rotary Club for 15 years.

Name (Age)	Officer Since	Positions and Business Experience
Mr. Dellinger received his bachelor’s degree in business administration with a concentration in accounting from East Tennessee University and is a graduate of The Southeastern School of Banking.

Family Relationships

Mr. DeBerry, our chairman and chief executive officer, is married to Paula DeBerry, our Executive Vice-President, Chief Retail Officer and Sumner County Market Vice President.

Certain Other Related Transactions

Commerce Union Bank has had, and expects to have in the future, loans and other banking transactions in the ordinary course of business with its directors (including independent directors) and executive officers, including members of their families or corporations, partnerships or other organizations in which such officers or directors have a controlling interest. These loans are made on substantially the same terms (including interest rates and collateral) as those available at the time for comparable transactions with persons not related to Commerce Union and did not involve more than the normal risk of collectability or present other unfavorable features. In addition, Commerce Union is subject to the provisions of Section 23A of the Federal Reserve Act, which places limits on the amount of loans or extensions of credit to, or investments in, or certain other transactions with, affiliates and on the amount of advances to third parties collateralized by the securities or obligations of affiliates. Commerce Union is also subject to the provisions of Section 23B of the Federal Reserve Act which, among other things, prohibits an institution from engaging in certain transactions with certain affiliates unless the transactions are on terms substantially the same, or at least as favorable to such institution or its subsidiaries, as those prevailing at the time for comparable transactions with nonaffiliated companies. The aggregate principal amount of loans outstanding to Commerce Union’s directors, executive officers, and their respective affiliates was approximately $10.5 million at April 30, 2015.

Reliant Mortgage Ventures, LLC is a former subsidiary of Reliant Bank and currently a subsidiary of Commerce Union Bank, which provides mortgage banking services to bank customers. Roger Williams is the president of Reliant Mortgage Ventures, LLC, and Mr. Dellinger is the secretary. This entity was formed as a Tennessee limited liability company in 2011 and has two members, Commerce Union Bank and VHC Fund 1, LLC, a Tennessee limited liability company. Commerce Union Bank holds 51% of the governance rights and 30% of the financial rights. VHC Fund 1, LLC holds 49% of the governance rights and 70% of the financial rights. VHC Fund 1, LLC is controlled by an immediate family member of Mr. Ferdowsi.

Involvement in Certain Legal Proceedings

In 2008, Messrs. Ferdowsi and Aminmadani each owned a 45% equity interest in American Hospitality Corporation, Restaurant Management of Carolina, L.P., and East West Enterprises, LLC. These three entities owned and operated approximately 80 franchised restaurants in the southeastern U.S. In November 2008, one of three lenders to those entities declared a non-monetary default under a credit agreement and subsequently filed a complaint in the U.S. District Court for the Middle District of Tennessee in Nashville seeking the appointment of a receiver for the entities. Messrs. Ferdowsi and Aminmadani, along with the other owners of the entities, all of whom were guarantors of the credit obligations, were also named as defendants in the receivership proceedings. The three entities, in turn, filed petitions for relief under Chapter 11 of the U.S. bankruptcy code in the U.S. Bankruptcy Court for the Middle District of Tennessee in Nashville. In 2009, the three entities and the owners negotiated a consensual Chapter 11 plan of reorganization with the creditors that provided for payment in full of all claims over time. The plan was effective on October 7, 2009. Under the terms of the Chapter 11 plan, Messrs. Ferdowsi and Aminmadani, along with the other owners, reaffirmed their guaranties. In 2010, all of the creditors received payment in cash in full payment of the claims.

Recommendation of our Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE NOMINEES NAMED ABOVE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the company with respect to beneficial ownership of the company’s common stock as of May 1, 2015 for (i) each director and nominee, (ii) each holder of 5.0% or greater of the company’s common stock, (iii) the company’s named executive officers, and (iv) all named executive officers and directors as a group. Unless otherwise indicated, the mailing address for each beneficial owner is care of Commerce Union Bancshares, Inc., 1736 Carothers Parkway, Suite 100, Brentwood, Tennessee 37027.

Name	Number of Commerce Union Shares Owned	Right to Acquire (1)	% of Beneficial Ownership As of May 1, 2015 (2)

Directors and Named Executive Officers

Homayoun Aminmadani (3)	250,073	25,637	3.89%
DeVan D. Ard, Jr. (4)	32,170	49,043	1.14%
Charles Trimble (Trim) Beasley	28,875	26,250	*
John Lewis (Buddy) Bourne	12,600	10,500	*
William Ronald (Ron) DeBerry	47,625	78,750	1.77%
J. Daniel Dellinger (5)	17,163	27,064	*
Sharon Edwards	0	0	*
Farzin Ferdowsi (6)	229,345	29,127	3.64%
Darrell S. Freeman, Sr. (7)	53,690	16,361	*
James Gilbert Hodges	5,344.60	0	*
James R. Kelley	34,801	4,342	*
Don Richard Sloan	14,700	10,500	*

All current directors and named executive officers as a group (12 persons)	726,387	277,574	13.68%

*	Less than 1%
(1)	Includes shares that may be acquired within the next 60 days as of May 1, 2015, by exercising vested stock options but does not include any unvested stock options.
(2)	For each individual, this percentage is determined by assuming the named person exercises all options which he or she has the right to acquire within 60 days, but that no other persons exercise any options or warrants. For the directors and executive officers as a group and the current and prospective directors and executive officers as a group, these percentages are determined by assuming that each director or executive officer exercises all options which he or she has the right to acquire within 60 days, but that no other persons exercise any options. The calculations are based on 7,062,508 shares of Commerce Union common stock outstanding on May 1, 2015.
(3)	243,840 of these shares are pledged as security for a loan.
(4)	7,161 of these shares are pledged as security for a loan.
(5)	10,230 of these shares are pledged as security for a loan.
(6)	227,169 of these shares are pledged as security for a loan.
(7)	20,460 of these shares are pledged as security for a loan.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

Our business is managed by its employees under the direction and oversight of the board of directors. Board members are kept informed of Commerce Union’s business through discussions with management, materials provided to them by management and their participation in board and board committee meetings.

Board Composition and Director Independence

As of April 1, 2015, the board is comprised of eleven directors. The board has determined that a majority of its members are independent as defined by the listing standards of the NASDAQ Stock Market. Specifically, our board of directors has determined that the following directors are independent: Homayoun Aminmadani, Charles Trimble (Trim) Beasley, John Lewis (Buddy) Bourne, Sharon H. Edwards, Darrell S. Freeman, Sr., James Gilbert Hodges, James R. Kelley, and Don Richard Sloan.

The board of directors has four standing committees: the executive committee, the audit committee, the compensation committee, and the nominating and governance committee. The board limits membership on the audit committee, the compensation committee and the nominating and corporate governance committee to independent directors as defined by the NASDAQ listing standards and the rules and regulations of the SEC. The standing committees advise the board of directors on policy origination and plan administrative strategy and assure policy compliance through management reporting from areas under their supervision.

Board Leadership Structure

Currently, the chairman of the board, William Ronald DeBerry, also serves as our chief executive officer, and DeVan D. Ard, Jr. serves as the company’s president. Sharon H. Edwards has been appointed by the board to serve as the lead independent director. The lead independent director provides leadership to and reports to the board of directors focused on enhancing effective corporate governance, provides a source of board leadership complementary to, collaborative with and independent of the leadership of the chairman and chief executive officer, and promotes best practices and high standards of corporate governance.

We believe this leadership structure is most appropriate for us because we believe having the chief executive officer serve as chairman fosters an alignment of various company leadership duties. Additionally, the company believes that having the person most familiar with all aspects of the day to day operations lead the board of directors enhances accountability and effectiveness. Commerce Union does not have a formal policy with respect to the separation or combination of the offices of chairman of the board and chief executive officer. Rather, the board has the discretion to combine or separate these roles as it deems appropriate from time to time, which provides the board with necessary flexibility to adjust to changed circumstances.

Risk Oversight

Oversight of risk management is a central focus of the board and its committees. The full board regularly receives reports both from committees and from management with respect to the various risks facing the company, and oversees planning and responding to them as appropriate. The audit committee currently has primary responsibility for oversight of financial risk and for oversight of the company’s risk management processes, including those relating to litigation and regulatory compliance. Under its charter, the audit committee is required to discuss the company’s risk assessment and risk management policies and to inquire about any significant risks and exposures and the steps taken to monitor and minimize such risks. The compensation committee is chiefly responsible for compensation-related risks. Under its charter, the compensation committee must discuss and review the key business and other risks the company faces and the relationship of those risks to certain compensation arrangements. Each of these committees receives regular reports from management concerning areas of risk for which the committee has oversight responsibility.

Code of Conduct

The Company has adopted a Code of Conduct, which contains provisions consistent with the SEC’s description of a code of ethics, which applies to its directors, officers and employees, including its principal executive officers, principal financial officer, principal accounting officer, controller and persons performing similar functions. The purpose of the Code of Conduct is, among other things, to provide written standards that are reasonably designed to deter wrongdoing and to: (1) promote honest and ethical conduct; (2) provide full, fair, accurate, timely and understandable disclosure in reports and documents that Commerce Union files with the SEC and other public communications by Commerce Union; (3) assure compliance with applicable governmental laws, rules and regulations; (4) require prompt reporting of any violations of the Code of Conduct; and (5) establish accountability for adherence to the Code of Conduct. Each director is required to read and certify annually that he or she has read, understands and will comply with the Code of Conduct. The Company’s Code of Conduct is available on Commerce Union’s website at www.commerceunionbank.com in the Investor Relations area.

Meetings of the Boards of Directors

In 2014, all of the directors of Commerce Union Bancshares also served as directors of Commerce Union Bank. The Commerce Union Bank board held nine meetings during 2014, and the Commerce Union Bancshares board held four meetings in 2014. All directors attended at least 85% of the aggregate total number of bank and holding company board meetings, and meetings of the bank and holding company board committees on which they served (to the extent held during the period for which the director had been a member of the board(s) or a member of such board committees). The company does not have a policy for director attendance at annual meetings. Each of our directors was present at the 2014 annual shareholders’ meeting.

Audit Committee

The audit committee selects and engages Commerce Union’s independent registered public accounting firm each year. In accordance with its charter, the audit committee, among other things, reviews Commerce Union’s financial statements, the results of internal auditing, financial reporting procedures, and reports of regulatory authorities, and it regularly reports to the board of directors with respect to all significant matters presented at meetings of the audit committee.

The charter of the audit committee is available on our website at www.commerceunionbank.com in the Investor Relations area. Effective April 1, 2015, the audit committee is comprised of four non-employee directors: Sharon H. Edwards, who serves as chair of the committee, Charles Trimble (Trim) Beasley, John Lewis (Buddy) Bourne, Darrell S. Freeman, Sr., and Homayoun (Homey) Aminmadani, each of whom is “independent” as defined by the NASDAQ listing standards and the rules and regulations of the SEC. During 2014 the audit committee met three times.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for: assisting, advising and making recommendations to the board of directors on corporate governance matters, including the identification, selection, and recommendation of qualified individuals to become board members; selecting and recommending that the board approve the director nominees for the annual meeting of shareholders; developing and recommending to the board a set of corporate governance guidelines; developing and recommending a board committee structure and recommending the membership and chairs of committees; overseeing the evaluations of the board; and overseeing the succession planning for the chief executive officer. The charter for the nominating and corporate governance committee can be viewed on our website at www.commerceunionbank.com in the Investor Relations area.

The nominating and corporate governance committee identifies nominees for the board of directors by first evaluating the current board members willing to continue serving as directors. Current board members with skills and experience that are relevant to our business and who are willing to continue their service are first considered for re-nomination, balancing the value of continuity of service by existing members of the board with that of obtaining new skills, backgrounds and perspective, in light of our developing needs. If a vacancy exists, the committee solicits suggestions for director candidates from a number of sources, which can include other board members, management, and individuals personally known to members of the board.

Pursuant to our guidelines for selecting potential new board members, in selecting and evaluating persons to recommend to the board as nominees for director, the nominating and corporate governance committee strives to select persons who have high integrity and relevant experience and who bring a diverse set of appropriate skills and backgrounds to the board. In this regard, the nominating and corporate governance committee also gives consideration to matching the geographic base of candidates with the geographic coverage of the company, and to diversity on the board that reflects the community that we serve. The nominating and corporate governance committee will also take into account whether a candidate satisfies the criteria for “independence” under NASDAQ’s listing standards. These factors are subject to change from time to time.

The nominating and corporate governance committee also evaluates candidates for nomination to the board of directors who are recommended by shareholders. Shareholders who wish to recommend individuals for consideration by the nominating and corporate governance committee to become nominees for election to the board may do so by submitting a written recommendation to Commerce Union’s Secretary at its executive offices. Submissions must include certain information relating to such person that would indicate such person’s qualification to serve on the board of directors, including that information set forth in Section 3.9 of our bylaws and such other information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934. The nominating and corporate governance committee will consider recommendations received by a date not later than 120 days before the anniversary date of the mailing of our proxy materials in connection with the prior year’s annual meeting of stockholders for nomination at the next annual meeting. The nominating and corporate governance committee will consider nominations received beyond that date at the annual meeting subsequent to the next annual meeting.

There is no difference in the manner in which the nominating and corporate governance committee evaluates candidates for membership on the board based on whether such candidate is recommended by a shareholder, the nominating and corporate governance committee, a director or by any other source. No submission for board nominees by a shareholder was received by the company with respect to the annual meeting.

Effective April 1, 2015, the nominating and corporate governance committee is comprised of James R. Kelley, the chairman, Homayoun (Homey) Aminmadani, Don Richard Sloan, and John Lewis (Buddy) Bourne. Each member of the committee is independent, as determined under the definition of independence set forth in NASDAQ’s rules and listing standards. During 2014, the nominating and corporate governance committee’s responsibilities were overseen by the entire board, which met nine times.

Compensation Committee

The compensation committee assists, advises and makes recommendations to the board of directors on executive and director compensation matters, including evaluating and recommending to the board compensation and benefit plans for executives and directors of Commerce Union, as well as evaluating the performance of Commerce Union’s executives. The compensation committee also has been delegated responsibility for making certain compensation decisions relating to Commerce Union’s executives and under Commerce Union’s equity compensation plans. The compensation committee solicits the recommendation of our chairman and chief executive officer and our president with respect to compensation determinations concerning the other executive officers of Commerce Union, but does not delegate its authority with respect to compensation matters to any other person.

The compensation committee also may request others, including compensation consultants and legal counsel, to attend meetings or to provide relevant information to assist the committee in its work. In this connection, the compensation committee has the authority to retain compensation and benefits consultants and legal counsel used to assist the committee in fulfilling its responsibilities.

The charter for the committee can be viewed on our website at www.commerceunionbank.com in the Investor Relations area.

As of April 1, 2015, the compensation committee is comprised of James (Jim) Gilbert Hodges, chairman, James (Jim) R. Kelley, Charles Trimble (Trim) Beasley, and Darrell S. Freeman, Sr. Each member of the committee is independent, as determined under the definition of independence set forth NASDAQ’s rules and listing standards. During 2014, the compensation committee met four times.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table and Narrative for Fiscal Year 2014

The following table shows the compensation Commerce Union paid for the years ended December 31, 2013 and 2014 to its president and chief executive officer and our three most highly compensated other executive officers who earned over $100,000 for the year ended 2014 (collectively, the “named executive officers”). Additionally, the table below presents historical compensation information for Reliant’s most highly-compensated officers for the years ended December 31, 2013 and 2014.

COMMERCE UNION
Name and principal position	Year	Salary ($)	Bonus (1)($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation (1)(2)(3)(4)($)	Total ($)
Ron DeBerry,	2014	244,535.72	39,375.00	—	—	—	—	27,955.72	311,866.44
President and Chief Executive Officer	2013	235,000.07	—	—	—	—	—	26,300.50	261,300.57

Rick Murray,	2014	155,689.68	21,825.00	—	—	—	—	26,872.52	204,387.20
Chief Financial Officer	2013	147,375.00	11,750.00	—	—	—	—	39,045.72	198,170.72

Scott Bagwell,	2014	170,738.56	13,685.00	—	—	—	—	28,294.25	212,717.81
Chief Lending Officer	2013	164,696.66	14,000.00	—	—	—	—	39,821.99	218,518.65

Paula DeBerry,	2014	169,960.76	31,122.00	—	—	—	—	27,937.51	229,020.27
Chief Retail Officer	2013	137,185.00	14,000.00	—	—	—	—	26,342.81	177,527.81

	RELIANT BANK
Name and principal position	Year	Salary ($)	Bonus (5)($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation($)	Non-qualified deferred compensation earnings ($)	All other compensation (5)(6)($)	Total ($)
DeVan D. Ard, Jr.,	2014	307,500	50,000	—	—	—	—	57,035	414,535
President and Chief Executive Officer	2013	300,000	215,000	—	—	—	—	44,512	559,512

J. Daniel Dellinger,	2014	215,000	30,000	—	—	—	—	30,000	273,561
Executive Vice President and Chief Operating Officer	2013	210,000	42,000	—	—	—	—	29,341	281,341

(1)	For Mr. DeBerry, includes $9,741.79 and $9,871.04 of company matching contributions to 401(k) plan for 2013 and 2014, respectively, $1,860 for club dues paid for each of 2013 and 2014, $738 for premiums paid on term life insurance policy for each of 2013 and 2014, $1,416 and $1,448 for premiums paid on short-term and long-term disability insurance policies for 2013 and 2014, respectively, $6,393 and $6,543 for premiums paid on health, dental, and vision insurance policies in 2013 and 2014, respectively; $4,951.23 and $6,296 representing the fair value for Mr. DeBerry’s use of a company car for 2013 and 2014, respectively, and $1,200 for cell phone reimbursement for each of 2013 and 2014.
(2)	For Mr. Murray, includes $6,255 and $6,383 of company matching contributions to 401(k) plan for 2013 and 2014, respectively, $1,200 for club dues paid for each of 2013 and 2014, $430.56 for premiums paid on term life insurance policy for each of 2013 and 2014, $1,278 and $1,386 for premiums paid on short-term and long-term disability insurance policies for 2013 and 2014, respectively, $19,682.16 and $7,272 for premiums paid on health, dental, and vision insurance policies in 2013 and 2014, respectively, $9,000 for auto allowance paid in each of 2013 and 2014, and $1,200 for cell phone reimbursement for each of 2013 and 2014.
(3)	For Mr. Bagwell, includes $7,566 and $8,385 of company matching contributions to 401(k) plan for 2013 and 2014, respectively, $250 for club dues paid for each of 2013 and 2014, $738 for premiums paid on term life insurance policy for each of 2013 and 2014, $1,386 and $1,448 for premiums paid on short-term and long-term disability insurance policies for 2013 and 2014, respectively, $19,682.16 and $7,272 for premiums paid on health, dental, and vision insurance policies in 2013 and 2014, respectively, $9,000 for auto allowance paid in each of 2013 and 2014, and $1,200 for cell phone reimbursement for each of 2013 and 2014.
(4)

For Mrs. DeBerry, includes $6,449 and $7,816 of company matching contributions to 401(k) plan for 2013 and 2014, respectively, $1,500 for club dues paid for each of 2013 and 2014, $430.56 for premiums paid on term life insurance policy for 2013 and 2014, $1,369.56 and $1,448 for premiums paid on short-term and long-term disability insurance policies for 2013 and 2014, respectively, $6,393 and $6,543 for premiums paid on health, dental, and vision insurance policies in 2013 and 2014, respectively, $9,000 for auto allowance paid in each of 2013 and 2014, and $1,200 for cell phone reimbursement for each of 2013 and 2014.
(5)	For Mr. Ard, includes $14,700 and $9,100 of company matching contributions to 401(k) plan for 2013 and 2014, respectively, $1,000 of company matching contributions to a health savings account for each of 2013 and 2014, $795 and $2,803 for club dues paid for 2013 and 2014, respectively, $851 and $369 for premiums paid on life insurance for 2013 and 2014, respectively, $5,043 and $6,630 for premiums paid on short-term and long-term disability insurance policies for 2013 and 2014, respectively, $6,771 and $7,746 for premiums paid on health and dental insurance policies in 2013 and 2014, respectively, $14,252 and $28,387 for auto lease paid in 2013 and 2014, respectively, and $1,100 and $1,000 for cell phone reimbursement in 2013 and 2014, respectively.
(6)	For Mr. Dellinger, includes $3,345 and $2,450 of company matching contributions to 401(k) plan for 2013 and 2014, respectively, $1,000 of company matching contributions to a health savings account for each of 2013 and 2014, $556 for club dues paid for 2013, $455 and $369 for premiums paid on life insurance for 2013 and 2014, respectively, $2,146 and $3,127 for premiums paid on short-term and long-term disability insurance policies for 2013 and 2014, respectively, $6,739 and $6,958 for premiums paid on health and dental insurance policies in 2013 and 2014, respectively, $13,800 for auto allowance paid in each of 2013 and 2014, and $2,300 and $857 for cell phone reimbursement in 2013 and 2014, respectively.

Outstanding Equity Awards at Fiscal Year-End

The following table shows the number of shares covered by both exercisable and non-exercisable options owned by the individuals who were executives of Commerce Union in 2014 and named in the Summary Compensation Table as of December 31, 2014, as well as the related exercise prices and expiration dates. Options are granted pursuant to Commerce Union’s stock option plan.

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Ron DeBerry	78,750	—	—	$9.52	8/23/2016	—	—	—	—
Rick Murray	21,000			$11.67	2/28/2018	—	—	—	—
Scott Bagwell	21,000	—	—	$9.52	8/23/2016	—	—	—	—
Paula DeBerry	21,000	—	—	$11.43	3/1/2017	—	—	—	—

New Employment Agreements.

Effective April 1, 2015, upon the consummation of the merger between Commerce Union Bank and Reliant, Mr. DeBerry, Ms. DeBerry, Mr. Bagwell, Mr. Murray, Mr. Ard and Mr. Dellinger entered into new employment agreements with Commerce Union and/or Commerce Union Bank. Each of the new employment agreements contains the following provisions, among others:

Severance on Termination by Employer without Cause. For termination of each executive officer by Commerce Union without cause, Commerce Union and/or Commerce Union Bank, as applicable, shall be required to pay a severance benefit equal to one times each such named executive officer’s annual base salary, payable over 12 months, and reimburse such executive officer for the reasonable cost of premium payments paid by the executive officer to continue then-existing health insurance coverage for 12 months.

Severance on Termination by Executive Officer with Cause. For termination for cause by an executive officer resulting from a (A) material reduction in duties or responsibilities, (B) a material reduction in such named executive officer’s salary, or (C) a change in the location of employment outside of a 75 mile radius from such named executive officer primary office, Commerce Union or Commerce Union Bank, as applicable, shall be required to pay a severance benefit equal to one times the executive officer’s annual base salary, payable over 12 months, and reimburse the executive officer for the reasonable cost of premium payments paid by the executive officer to continue then-existing health insurance coverage for 12 months.

Severance on Change of Control. If within 12 months following any change of control such named executive officer is terminated by Commerce Union and/or Commerce Union Bank (or their successor(s)), as applicable, without cause or the executive officer terminates for cause resulting from a (A) material reduction in duties or responsibilities, (B) a material reduction in the executive officer’s salary, or (C) a change in the location of employment outside of a 75-mile radius from the executive officer’s primary office, the executive officer shall receive as liquidated damages a severance payment equal to one times the executive officer’s annual base salary in one lump sum payment. Additionally, Commerce Union shall reimburse such named executive officer for the reasonable cost of premium payments paid by such named executive officer to continue then-existing health insurance coverage for 12 months.

DIRECTOR COMPENSATION

During the year ended December 31, 2014, each director of Commerce Union Bank received a retainer in the amount of $6,000 and fees of $150 for attendance at each board meeting and $300 for attendance at each committee meeting. The chairman of Commerce Union Bank’s board of directors and the chairman of the board’s audit committee received additional retainers in the amount of $1,500. Mr. DeBerry, as an employee of Commerce Union, did not receive any board fee. He is not listed in the table below because his compensation as a named executive officer is described above. The following is a summary of the compensation paid to directors for 2014.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Charles Trimble Beasley	17,525	—	—	—	—	—	17,525
Jane Ellis Bellar *	12,150	—	—	—	—	—	12,150
John Lewis Bourne	12,975	—	—	—	—	—	12,975
James Gilbert Hodges	15,375	—	—	—	—	—	15,375
Gwendolous Verdella Martin *	9,200	—	—	—	—	—	9,200
Nancy Jo Martin *	9,675	—	—	—	—	—	9,675
Leland Gray Scott, Jr.*	10,925	—	—	—	—	—	10,925
Don Richard Sloan	13,350	—	—	—	—	—	13,350
Marvin Leroy Smith*	10,650	—	—	—	—	—	10,650
William Robert McKinney, Jr.*	13,875	—	—	—	—	—	13,875

*	Effective April 1, 2015, pursuant to the terms of the merger agreement, this director resigned from the Commerce Union board of directors.

2015 Director Compensation

On April 23, 2015, the board of directors adopted a new compensation structure for the board of directors of the post-merger organization. Under the new compensation structure, non-employee board members will receive an annual retainer of $12,000 and $1,000 for every board meeting attended in excess of six meetings per year. Additionally, each voting member of the nominating and corporate governance committee will receive an annual retainer of $4,000, each voting member of the audit committee will receive an annual retainer of $12,000, and each voting member of the compensation committee will receive an annual retainer of $4,000 for his or her committee service. Non-employee members of the executive committee will receive $500 for each meeting attended.

Other Compensation Arrangements

As of the effective time of the merger between Commerce Union Bank and Reliant Bank, Jane Ellis Bellar, Gwendolous Verdella Martin, Nancy Jo Martin, William Robert McKinney, Jr., Leland Gray Scott, and Marvin Leroy Smith, III resigned from the board of directors of Commerce Union. Additionally, as of the effective time of the merger, Mmes. Bellar, G. Martin, and N. Martin and Mr. Scott will also resign from the board of directors of Commerce Union Bank. In connection with their resignations from the board of directors of both Commerce Union and Commerce Union Bank, each of Mmes. Bellar, G. Martin, and N. Martin and Mr. Scott entered into an agreement with Commerce Union and Commerce Union Bank. Each such agreement provides that Commerce Union or Commerce Union Bank will pay the resigning director a severance payment of $10,000. Additionally, pursuant to such agreements, these individuals have agreed that, for a period of 24 months, they shall refrain from, among other things, joining the board of directors or being employed by any other regulated financial institution, working with any individual or group of individuals in connection with organizing another financial institution that would compete with Commerce Union Bank, soliciting any employees of Commerce Union Bank to leave Commerce Union Bank, encouraging customers of Commerce Union Bank to move their business to any other financial institution, disclosing any confidential or proprietary information of or regarding Commerce Union or Commerce Union Bank. Pursuant to such agreements, each director also releases Commerce Union and Commerce Union Bank from any and all claims that the director has or any time had against Commerce Union or Commerce Union Bank.

Certain Relationships and Related Transactions

We make loans and enter into other transactions in the ordinary course of business with our directors and officers and their affiliates. It is our policy that these loans and other transactions substantially be on the same terms (including price or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. We do not expect these transactions to involve more than the normal risk of collectability nor present other unfavorable features to us. Loans to individual directors and officers must also comply with our lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of the loan application. Our policy is that all of our transactions with our affiliates will be on terms no less favorable to us than could be obtained from an unaffiliated third party and will be approved by a majority of disinterested directors or by our audit committee.

Section 16(a) Beneficial Ownership Reporting Compliance

On May 13, 2015, we filed a Form 8-A to register our common stock under Section 12(b) of the Securities Exchange Act of 1934, in connection with our application to list on the NASDAQ Capital Market. At that time, our directors and executive officers became subject to Section 16(a) of the Securities Exchange Act of 1934 to report periodically their ownership of our common stock and any changes in ownership to the SEC. We believe that all such reports for these persons were filed in a timely fashion since that time.

PROPOSAL TWO

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The audit committee of our board of directors has selected Maggart & Associates, P.C. as independent registered public accountants to audit our consolidated financial statements for the fiscal year ending December 31, 2015. Maggart & Associates, P.C. has served as our independent registered public accountants since their appointment in 2006. A representative of Maggart & Associates, P.C. is expected to be present at the annual meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

Audit and Non-Audit Fees

The following table presents the aggregate fees billed to Commerce Union for professional services rendered by Maggart & Associates for the fiscal years ended December 31, 2013 and December 31, 2014:

Services	2013	2014

Audit Fees	$43,175	$43,430

Audit Related Fees	—	—

Tax Fees (1)	4,975	5,923

All Other Fees (2)	—	$253,858

(1)	Includes fees for tax compliance services including preparation of original and amended federal and state income tax returns, preparation of personal property tax returns and tax payment and planning advice.
(2)	Fees for 2014 includes fees for the audit of the consolidated financial statements and review of the interim financial information contained in the registration statement on Form S-4 and amendments thereto, which was declared effective by the SEC on January 29, 2014, as well as other regulatory reporting.

The charter of the audit committee provides that the duties and responsibilities of the audit committee include the pre-approval of all services that may be provided to Commerce Union by the independent accountants whether or not related to the audit. In fiscal years 2013 and 2014, these fees described above were approved by the audit committee.

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF MAGGART & ASSOCIATES, P.C. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2015.

PROPOSAL THREE

APPROVAL OF THE COMMERCE UNION BANCSHARES, INC. 2015 EQUITY INCENTIVE PLAN

General

On April 23, 2015, the board of directors adopted, subject to approval by Commerce Union’s shareholders, the Commerce Union Bancshares, Inc. 2015 Equity Incentive Plan (the “2015 Plan”). The purpose of the 2015 Plan is to promote the company’s interests by attracting and retaining employees through performance-related incentives to achieve long-range performance goals, enabling employees to participate in the financial success of the company, encouraging ownership of company stock by employees, and linking employees’ compensation to the long-term interests of the company and its shareholders. Additionally, the 2015 Plan provides for compensation for directors of Commerce Union and its subsidiaries for their service as members of the various boards of directors through grants of non-qualified options and/or restricted stock. The 2015 Plan provides for compensation through incentive stock options, non-qualified stock options, restricted stock grants, and performance-based cash and equity awards.

The 2015 Plan provides for the issuance of options to purchase and awards of up to 900,000 shares of Commerce Union’s common stock. To date, no new grants have been made under the 2015 Plan. The Commerce Union Bancshares, Inc. Amended and Restated Stock Option Plan (the “stock option plan”) will continue to remain in effect until March 23, 2021. The stock option plan permits the grant of awards of up to 1,250,000 shares of Commerce Union common stock in the form of stock options. The stock option plan seeks to advance the interests of Commerce Union shareholders by offering management and employees of Commerce Union and Commerce Union Bank a flexible means of compensation and motivation for outstanding performance and by offering directors and organizers with a grant of equity for furthering the growth and profitability of each entity.

The board believes it is advisable for the shareholders to approve the adoption of the 2015 Plan to continue to have options available to encourage directors, officers and key employees to remain with Commerce Union and Commerce Union Bank and to attract new, qualified officers, employees and directors in today’s competitive market.

Summary of the 2015 Plan

The following description of the 2015 Plan is intended to highlight and summarize the principal terms of the 2015 Plan, and is qualified in its entirety by the text of the 2015 Plan. The full text of the 2015 Plan is available as Appendix A provided herewith.

Plan Term. The 2015 Plan’s term will commence effective upon the approval by a majority of the shares of common stock represented and voting at the annual meeting. Assuming that the 2015 Plan is approved by Commerce Union’s shareholders on June 18, 2015, the term will commence on June 18, 2015, and will terminate on June 18, 2025 (subject to early termination as described herein).

Administration. The 2015 Plan will be administered by a committee of the board, which the board has designated to the compensation committee. Subject to the express provisions of the 2015 Plan, the compensation committee is authorized to construe and interpret the 2015 Plan, and make all the determinations necessary or advisable for administration of the 2015 Plan.

Eligible Participants. The 2015 Plan provides that all directors and employees of Commerce Union, its affiliated companies, and subsidiaries are eligible to receive grants of stock options, restricted stock, and performance-based cash and equity awards. Subject to the certain limitations, the compensation committee is empowered to determine which eligible participants, if any, should receive options, the number of shares subject to each option, and the terms and provisions of the option agreements.

Shares Subject to the 2015 Plan. 900,000 shares of common stock are covered by the 2015 Plan, which constitutes 12.74% of the shares outstanding as of May 1, 2015. Options will be granted at no less than the fair market value of the common stock as of the date of grant.

Incentive and Non-Qualified Stock Options. The 2015 Plan provides for the grant of both incentive stock options and non-qualified options. Incentive stock options are available only to persons who are employees of Commerce Union or its subsidiaries, and are subject to limitations imposed by applicable sections of the Internal Revenue Code of 1986, as amended (the “Code”), including a $100,000 limit on the aggregate fair market value of shares of common stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under the 2015 Plan and all other “incentive stock option” plans of Commerce Union). Any options granted under the 2015 Plan which do not meet the limitations for incentive stock options, or which are otherwise not deemed to be incentive stock options, shall be deemed “non-qualified”. Subject to the foregoing and other limitations set forth in the 2015 Plan, the exercise price, permissible time or times of exercise, and the remaining terms pertaining to any option are determined by the compensation committee; however, the per share exercise price under any option may not be less than 100% of the fair market value of the common stock on the date of grant of the option.

Restricted Stock Grants. The 2015 Plan provides that the compensation committee may grant restricted stock to employees or directors. Restricted stock grants shall consist of shares of common stock granted to a participant, subject to certain restrictions against disposition and certain obligations to forfeit such shares to the company.

Performance Based Awards. The compensation committee may set one or more performance goals, award amounts and performance periods. The performance goals measure performance of our company or any subsidiary or business unit of our company within the performance period based on one or more of the following: (1) earnings or book value per share; (2) earnings, (3) return on equity, assets, capital or investment, (4) operating income or profit; (5) operating efficiencies; (6) the ratio of criticized/classified assets to capital; (7) allowance for loan and lease losses; (8) the ratio of non-performing assets to total assets; (9) the ratio of past due loans greater than 90 days and non-accruals to total loans; (10) the ratio of net charge-offs to average loans; (11) after-tax operating income; (12) cash flows; (13) total revenues or revenues per employee; (14) stock price or total shareholder return; (15) growth in loans, margins and/or deposits; (16) dividends; or (17) meeting specified revenue or expense targets; business, market and branch network expansion goals; and goals related to acquisition or divestitures. With respect to any covered officer, the maximum number of shares that may be granted as performance awards in each year of the performance period is 90,000 and the maximum amount of any cash award shall not exceed $200,000 in each year of the performance period.

Adjustment Provision. In the event that the Company issues dividends of cash or stock, recapitalizes, splits its stock, reorganizes, merges, consolidates, issues of warrants or other rights to purchase company stock, or engages in certain other corporate transactions, then the 2015 Plan gives the compensation committee the ability to adjust the number of shares with respect to which awards may be granted under the 2015 Plan, the number of shares subject to outstanding awards under the 2015 Plan, and to make certain other adjustments to awards under the 2015 Plan.

Award Agreements. At the time any award is made, the company and the participants will enter into an option agreement or restricted stock agreement (each, an “award agreement”) setting forth the terms of the award and such other matters as the compensation committee may determine to be appropriate. The terms and provisions of the award agreements need not be identical, and the compensation committee may, in its sole discretion, amend an outstanding award agreement at any time in any manner that is not inconsistent with the provisions of the 2015 Plan. The maximum number of shares that may be subject to awards granted to any one participant may not exceed 100% of the aggregate number of shares of common stock that may be issued under the 2015 Plan (as adjusted from time to time in accordance with the provisions of the Plan).

Tax Effects of Participation in the Plan

Stock Options. There are no federal income tax consequences to the participant or to the company on the granting of options. The federal tax consequences upon exercise will vary depending on whether the option is an incentive stock option or a nonqualified stock option.

Incentive Stock Options. When a participant exercises an incentive stock option, the participant will not at that time realize any income, and the company will not be entitled to a deduction. However, the difference between the fair market value of the shares on the exercise date and the exercise price will be a preference item for purposes of the alternative minimum tax. The participant will recognize capital gain or loss at the time of disposition of the shares acquired through the exercise of an incentive stock option if the shares have been held for at least two years after the option was granted and one year after it was exercised. The company will not be entitled to a tax deduction if the participant satisfies these holding period requirements. The net federal income tax effect to the holder of the incentive stock options is to defer, until the acquired shares are sold, taxation on any increase in the shares’ value from the time of grant of the option to the time of its exercise, and to tax such gain, at the time of sale, at capital gain rates rather than at ordinary income rates.

If the holding period requirements are not met, then upon sale of the shares the participant generally recognizes as ordinary income the excess of the fair market value of the shares at the date of exercise over the exercise price stated in the award agreement. Any increase in the value of the shares subsequent to exercise is long or short-term capital gain to the participant depending on the participant’s holding period for the shares. However, if the sale is for a price less than the value of the shares on the date of exercise, the participant might recognize ordinary income only to the extent the sales price exceeded the option price. In either case, the company is entitled to a deduction to the extent of ordinary income recognized by the participant.

Nonqualified Stock Options. Generally, when a participant exercises a nonqualified stock option, the participant recognizes income in the amount of the aggregate market price of the shares received upon exercise less the aggregate amount paid for those shares, and the company may deduct as an expense the amount of income so recognized by the participant. The holding period of the acquired shares begins upon the exercise of the option, and the participant’s basis in the shares is equal to the market price of the acquired shares on the date of exercise.

Restricted Stock. Under the Code, a participant generally will not recognize any income for federal income tax purposes at the time an award of restricted stock is made, nor will the company be entitled to a tax deduction at that time, unless the participant elects to recognize income at the time that award of restricted stock is made. If the participant does not make such election, the value of the common stock will be taxable to the participant as ordinary income in the year in which the Forfeiture Restrictions lapse with respect to such shares of stock. We have the right to deduct, in connection with all awards, any taxes required by law to be withheld and to require any payments required to enable it to satisfy our withholding obligations. We will generally be allowed an income tax deduction equal to the ordinary income recognized by the participant at the time of such recognition.

Additional Tax Matters. We may not deduct compensation of more than $1,000,000 that is paid in a taxable year to certain “covered employees” as defined in Section 162(m) of the Code. The deduction limit, however, does not apply to certain types of compensation, including qualified performance-based compensation. We anticipate that some awards under the Plan will constitute qualified performance-based compensation for purposes of Section 162(m) of the Code.

Plan Benefits

Because no awards have been granted under the 2015 Plan as of the date of this proxy statement and all awards will be granted at the discretion of the compensation committee, it is not possible for us to determine and disclose the amounts of awards that may be granted to the named executive officers and the executive officers as a whole, if the 2015 Plan is approved.

Reasons for Authorization and Vote Required

The 2015 Plan is being submitted to the shareholders for approval pursuant to Section 162(m) of the Code. If a quorum is present, the proposal will be approved if the number of shares of common stock voted in favor of the matter exceed the number of shares of common stock voted against the matter. Abstentions, broker non-votes, and the failure to return a signed proxy will have no effect on the outcome of the vote on this matter.

OUR BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE APPROVAL OF THE COMMERCE UNION BANCSHARES, INC. 2015 EQUITY INCENTIVE PLAN.

OTHER MATTERS

We know of no other matters to be submitted to the shareholders at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as our board of directors may recommend, or, in the absence of a recommendation, as such persons deem advisable. Discretionary authority with respect to such matters is granted by execution of the enclosed proxy.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

FOR 2016 ANNUAL MEETING

Shareholders who, in accordance with SEC Rule 14a-8, wish to present proposals for inclusion in our proxy statement and form of proxy for our next annual meeting must submit their proposals so that they are received by us at our principal executive offices, addressed to our Corporate Secretary, no later than December 30, 2015. Shareholder proposals not submitted for inclusion in next year’s proxy statement and form of proxy, but instead sought to be presented directly at our next annual meeting of shareholders, may be brought before the annual meeting so long as we receive notice of the proposal, addressed to the Corporate Secretary, at our principal executive offices, no later than January 29, 2016. If received after such date, such proposals will be considered untimely. Unless we receive notice in the manner and by the dates specified above, the proxy holders shall have discretionary authority to vote for or against any such proposal presented at our next annual meeting of shareholders.

ANNUAL REPORT

A copy of our annual report for our fiscal year ended December 31, 2014 has been mailed concurrently with this proxy statement to all shareholders entitled to notice of and to vote at the annual meeting. The annual report is not incorporated into this proxy statement and is not considered proxy solicitation material.

FORM 10-K

We filed an annual report on Form 10-K with the SEC on March 31, 2015. Shareholders may obtain a copy of our annual report, including any amendments thereto, without charge, by writing to our Corporate Secretary at our principal executive offices, located at 1736 Carothers Parkway, Suite 100, Brentwood, Tennessee 37027.

APPENDIX A

Commerce Union Bancshares, Inc. 2015 Equity Incentive Plan

Appendix A

2015 Equity Incentive Plan

Section 1.	PURPOSE

This plan shall be known as the “Commerce Union Bancshares, Inc. 2015 Equity Incentive Plan” (the “Plan”). The purpose of the Plan is to promote the interests of Commerce Union Bancshares, Inc., a Tennessee corporation (the “Company”) and its shareholders by (i) attracting and retaining Associates of the Company and its Subsidiaries and Affiliates; (ii) motivating these individuals by means of performance-related incentives to achieve long-range performance goals; (iii) enabling these individuals to participate in the long-term growth and financial success of the Company; (iv) encouraging ownership of stock in the Company by Associates; and (v) linking their compensation to the long-term interests of the Company and its shareholders. In addition, a secondary purpose of the Plan is to compensate directors of the Company and its Subsidiaries and Affiliates for their service as members of the various boards of directors through grants of non-qualified options and/or restricted stock as more fully set out herein.

Section 2.	DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

a.	“AFFILIATE” shall mean, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 promulgated under the Securities Act. The Board and the Committee shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

b.	“ASSOCIATE” shall mean a current or prospective officer or employee of the Company or of any Subsidiary or Affiliate.

c.	“AWARD” shall mean any Option, Restricted Share Award, or any other award granted under the Plan, whether singly, in combination or in tandem, to a Participant by the Committee (or the Board) pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee (or the Board) may establish.

d.	“AWARD AGREEMENT” shall mean any written agreement, contract or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by the Participant.

e.	“BANK” shall mean Commerce Union Bank, regardless of whether the Bank shall be known by another name in the future.

f.	“BOARD” shall mean the board of directors of the Company.

g.	“CAUSE” shall have the same meaning as provided in any employment agreement between the Participant and the Company or any Subsidiary or Affiliate on the date of Termination of Service, or if no such employment agreement exists, “Cause” shall mean conduct amounting to (i) fraud or dishonesty against the Company or any Subsidiary or Affiliate; (ii) the Participant’s willful misconduct, repeated refusal to follow the reasonable directions of the Board or knowing violation of law in the course of performance of the duties of Participant’s service with the Company or any Subsidiary or Affiliate; (iii) repeated absences from work without a reasonable excuse; (iv) repeated intoxication with alcohol or drugs while on the Company’s or any Subsidiary’s or Affiliates’ premises during regular business hours; (v) a conviction or plea of guilty or nolo contendere to a felony or a crime involving dishonesty; or (vi) a breach or violation of the terms of any agreement to which Participant and the Company or any Subsidiary or Affiliate are party.

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h.	“CHANGE IN CONTROL” shall mean any one of the following events which may occur after the date of the Award is granted:

1.	The acquisition by any person or persons acting in concert of the then outstanding voting securities of either the Bank or the Company, if, after the transaction, the acquiring person or persons own, control or hold with power to vote fifty percent (50%) or more of any class of voting securities of either the Bank or the Company as the case may be;

2.	Within any twelve-month period the persons who were directors of either the Bank or the Company immediately before the beginning of such twelve-month period (the “Incumbent Directors”) shall cease to constitute at least a majority of such board of directors; provided, that any director who was not a director as of the beginning of such twelve-month period shall be deemed to be an Incumbent Director if that director was elected to such board of directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors; and provided, further, that no director whose initial assumption of the office is in connection with an actual or threatened election contest relating to the election of directors shall be deemed to be an Incumbent Director;

3.	A reorganization, merger, or consolidation, with respect to which persons who were the shareholders of either the Bank or the Company, as the case may be, immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities; or

4.	The sale, transfer or assignment of all or substantially all of the assets of the Company and Subsidiaries to any third party.

i.	“CODE” shall mean the Internal Revenue Code of 1986, as amended from time to time.

j.	“COMMITTEE” shall mean a committee of the Board comprised solely of not less than two (2) Non-Employee Directors, each of whom shall be a “Non-Employee Director” for purposes of Exchange Act Section 16 and Rule 16b-3 thereunder and not less than two (2) “outside directors” for purposes of Section 162(m) and the regulations promulgated under the Code.

k.	“COVERED OFFICER” shall mean (i) any individual who, with respect to the previous taxable year of the Company, was a “covered employee” of the Company within the meaning of Section 162(m); provided, however, that the term “Covered Officer” shall not include any such individual who is designated by the Committee (or the Board), in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a “covered employee” with respect to the current taxable year of the Company and (ii) any individual who is designated by the Committee (or the Board), in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a “covered employee” with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award will be paid.

l.	“DIRECTOR” shall mean a member of the Board.

m.	“DISABILITY” shall have the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained by the Company or any Subsidiary or Affiliate for the Participant. If no long-term disability plan or policy was ever maintained on behalf of the Participant, Disability shall mean that condition described in Code Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability shall be made by the Board and shall be supported by advice of a physician competent in the area to which such Disability relates.

n.	“EXCHANGE ACT” shall mean the Securities Exchange Act of 1934, as amended from time to time.

o.

“FAIR MARKET VALUE” with respect to the Shares, shall mean, for purposes of a grant of an Award as of any date, (i) the closing sales price of the Shares on the Nasdaq Stock Market’s National Market System, or any other such exchange on which the Shares are traded, on such date, or in the absence of reported sales on such date, the

Appendix A - 2

closing sales price on the immediately preceding date on which sales were reported or (ii) in the event there is no public market for the Shares on such date, the fair market value as determined, in good faith, by the Committee in its sole discretion, and for purposes of a sale of a Share as of any date, the actual sales price on that date.

p.	“INCENTIVE STOCK OPTION” shall mean an option to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

q.	“NON-QUALIFIED STOCK OPTION” shall mean an option to purchase Shares from the Company that is granted under Section 6 of the Plan and is not intended to be an Incentive Stock Option.

r.	“NON-EMPOYEE DIRECTOR” shall mean a member of the Board who is not an Associate of the Company or any Subsidiary or Affiliate.

s.	“OPTION” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

t.	“OPTION PRICE” shall mean the purchase price payable to purchase one Share upon the exercise of an Option.

u.	“OTHER STOCK-BASED AWARD” shall mean any Award granted under Section 9 of the Plan.

v.	“OUTSIDE DIRECTOR” shall mean, with respect to the grant of an Award, a member of the Board then serving on the Committee.

w.	“PARTICIPANT” shall mean any Associate or other person, including, without limitation, a Director, who receives an Award under the Plan.

x.	“PERFORMANCE AWARD” shall mean any Award granted under Section 8 of the Plan.

y.	“PERFORMANCE SHARE” shall mean any Share granted under Section 8 of the Plan.

z.	“PERFORMANCE SHARE AWARD” shall mean any Award granted under Section 8 of the Plan.

aa.	“PERFORMANCE UNIT” shall mean a right to receive a designated dollar value which is contingent on the achievement of certain performance goals during a specified performance period each as set forth in an Award Agreement.

bb.	“PERSON” shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

cc.	“RESTRICTED SHARE” shall mean any Share granted under Section 7 of the Plan.

dd.	“RETIREMENT” shall mean, unless otherwise defined in the applicable Award Agreement, retirement of a Participant from the employment or service of the Company or any of its Subsidiaries or Affiliates in accordance with the terms of the applicable Company retirement plan, or, if a Participant is not covered by any such plan, retirement on or after such Participant’s 65th birthday.

ee.	“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

ff.	“SECTION 16” shall mean Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

gg.	“SECTION 162(m)” shall mean Section 162(m) of the Code and the regulations promulgated thereunder and any successor provision thereto as in effect from time to time.

hh.	“SECURITIES ACT” means the Securities Act of 1933, as amended.

Appendix A - 3

ii.	“SHARES” shall mean share of the common stock, $1.00 par value, of the Company.

jj.	“SUBSIDIARY” shall mean any Person (other than the Company) of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company.

kk.	“SUBSTITUTE AWARDS” shall mean Awards granted solely in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

ll.	“TERMINATION OF SERVICE” shall mean the termination of the service relationship, whether employment or otherwise, between a Participant and the Company and any Subsidiary and Affiliate, regardless of the fact that severance or similar payments are made to the Participant for any reason, including, but not by way of limitation a termination by resignation, discharge, death, Disability or Retirement. The Committee shall, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Service, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Service, or whether a Termination of Service is for Cause.

Section 3.	ADMINISTRATION

3.1 Authority of Committee. The Plan shall be administered by the Committee which shall be appointed by and serve at the pleasure of the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorization conferred on the Committee by the Plan, the Committee shall have full power and authority in its discretion to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with Awards; (iv) determine the timing, terms and conditions of any Awards; (v) determine whether, to what extent, and under what circumstances Awards may be settled in cash, Shares, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under the Plan; (viii) except to the extent prohibited by Section 6.2 hereof, amend or modify the terms of any Award at or after grant with the consent of the holder of the Award; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (x) amend the Plan in any respect the Committee deems necessary or advisable in order to bring any Awards granted under the Plan into compliance with Section 409A of the Code, or to otherwise ensure that such Awards are exempt from the requirements of Section 409A of the Code; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan or as otherwise set forth in this Plan, subject to the authority of the Board under Section 13 hereunder to otherwise amend or terminate the Plan. Notwithstanding the provisions of Section 6.2 hereof and except as permitted by the provisions of Section 4.2 and Section 13 hereof, the Committee shall not have the power to (i) amend the terms of previously granted Options to reduce the Option Price of such Options; (ii) cancel such Options and grant substitute Options with a lower Option Price than the cancelled Options; (iii) grant Options at an Option Price less than the Stock Price at date of grant; or (iv) grant Options which are automatic replacements of exercised Options.

3.2 Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, and Subsidiary or Affiliate, any Participant and any holder or beneficiary of any Award.

3.3 Action by the Committee. The Committee shall select one of its members as its chairperson and shall hold it meetings at such times and places and in such manner as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The exercise of an Option or receipt of an Award shall be effective only if an Award Agreement shall have been duly executed and delivered on behalf of the Company following the grant of the Option or other Award. The Committee may appoint a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable.

3.4 No Liability. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

Appendix A - 4

Section 4.	SHARES AVAILABLE FOR AWARDS

4.1 Shares Available. Subject to the provisions of Section 4.2 hereof, the stock to be subject to Awards under the Plan shall be the Shares of the Company and the maximum number of Shares with respect to which Awards may be granted under the Plan shall be 900,000, of which the aggregate maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options shall be 900,000, all of which may relate to the exercise of Incentive Stock Options. If, after the effective date of the Plan any Shares covered by an Award granted under this Plan, or to which such Award relates, are forfeited, or if such an Award is settled for cash or otherwise terminates, expires unexercised or is canceled without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such settlement, forfeiture, termination, expiration or cancellation, shall again become Shares with respect to which Awards may be granted. In the event that any Option or other Award granted hereunder is exercised through the delivery of Shares or in the event that withholding tax liabilities arising from such Award are satisfied by the withholding of Shares by the Company, the number of Shares available for Awards under the Plan shall be increased by the number of Shares so surrendered or withheld. Notwithstanding the foregoing and subject to adjustment as provided in Section 4.2 hereof, no Participant may receive Options or other Awards under the Plan in any calendar year that relate to more than 90,000 Shares.

4.2 Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee, in its sole discretion, to be appropriate, then the Committee shall, in such manner as it may deem equitable (and, with respect to Incentive Stock Options, in such manner as is consistent with Section 422 of the Code and the regulations thereunder): (i) adjust any or all of (1) the aggregate number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan; (2) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards under the Plan; and (3) the grant or exercise price with respect to any Award shall always be a whole number; (ii) if deemed appropriate, provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) if deemed appropriate, make provision for a cash payment to the holder of the outstanding Award. Notwithstanding the foregoing, in no event shall any adjustment described above be made if the effect of such adjustment would be to cause the Plan in any respect to be a plan providing for the deferral of compensation with the meaning of the Treasury Regulations under Section 409A.

4.3 Substitute Awards. Any Shares issued by the Company as Substitute Awards in connection with the assumption or substitution of outstanding grants from any acquired corporation shall not reduce the Shares available for Awards under the Plan.

4.4 Sources of Shares Deliverable under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of issued Shares which have been reacquired by the Company.

Section 5.	ELIGIBILITY

Any Associate and any Director shall be eligible to be designated a Participant.

Section 6.	STOCK OPTIONS

6.1 Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options shall be granted, the number of Shares, if any, subject to each Award, and the conditions and limitations applicable to the exercise of each Option. The Committee shall have the authority to grant Incentive Stock Options or to grant Non-Qualified Stock Options, or to grant both types of Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. All Options shall be separately

Appendix A - 5

designated Incentive Stock Options or Non-Qualified Stock Options. If an Option is not specifically designated as an Incentive Stock Option, then the option shall be a Non-Qualified Stock Option. Incentive Stock Options may be granted only to employees of the Company or a parent corporation or subsidiary corporation thereof (as such terms are defined in Sections 424(e) and (f) of the Code). Non-Qualified Stock Options may only be granted if the Shares underlying such Option are treated as “service recipient stock” under Section 409A of the Code. Further, Non-Qualified Stock Options may be granted to Associates and directors, provided, however, that Non-Qualified Stock Options may not be granted to Associates or directors who are providing continuous services only to any “parent” of the Company as such term is defined in Rule 405 promulgated under the Securities Act, unless the Shares underlying such Option are treated as “service recipient stock” under Section 409A of the Code. A Person who has been granted an Option under this Plan may be granted additional Options under the Plan if the Committee shall so determine; provided, however, that to extent the aggregate Fair Market Value (determined at the time the Incentive Stock Option related thereto is granted) of the Shares with respect to which all Incentive Stock Options are exercisable for the first time by an Employee during any calendar year (under all plans described in subsection (d) of Section 422 of Code of the Employee’s employer corporation and its parent and Subsidiaries) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options.

6.2 Price. The Committee in its sole discretion shall establish the Option Price at the time each Option is granted which price shall be set forth in an Award Agreement. Except in the case of a Substitute Award granted in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code, the Option Price of an Option may not be less than 100% of the Fair Market Value of the Shares with respect to which the Option is granted on the date of grant of such Option.

6.3. Term. Subject to the Committee’s authority under Section 3.1 hereof and the provisions of Section 6.5 hereof, each Option and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the Award Agreement. The Committee shall be under no obligation to provide terms of like duration for Options granted under the Plan. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of ten (10) years from the date such Option was granted.

6.4 Exercise.

a.	Each Option shall be exercisable at such times and subject to such terms as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee shall have full and complete authority to determine, subject to Section 6.5 hereof, whether an Option will be exercisable in full at any time or from time to time during the term of the Option, or to provide for the exercise thereof in such installments, upon the occurrence of such events, and at such times during the term of the Option as the Committee may determine. Notwithstanding the foregoing, Incentive Stock Options issued to a Participant may only be exercisable, during the lifetime of such Participant, by such Participant.

b.	The Committee may impose such conditions with respect to the exercise of Options, including, without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable. The exercise of any Option granted hereunder shall be effective only at such time as the sale of Shares pursuant to such exercise will not violate any state or federal securities or other laws.

c.	An Option may be exercised in whole or in part at any time, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option, delivered to the Company at its principal office, and payment in full to the Company at the direction of the Committee of the amount of the Option Price, in the case of an Option, for the number of Shares with respect to which the Option is being exercised. The exercise of an Option shall result in the termination of the Option with respect to the number of Shares exercised.

d.	Payment of the Option Price shall be made in cash or cash equivalents, or, at the discretion of the Committee, (i) in whole Shares value at the Fair Market Value of such Shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), together with any applicable withholding taxes, or (ii) by a combination of such cash (or cash equivalents) and such Shares; provided, however, that the optionee shall not be entitled to tender Shares pursuant to successive, substantially simultaneous exercise of an Option or any other stock option of the Company. Subject to applicable securities laws, an Option may also be exercised by delivering a notice of exercise of the Option and simultaneously selling the Shares thereby acquired, pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the Option Price, together with any applicable withholding taxes. Until the optionee has been issued the Shares subject to such exercise, he or she shall possess no rights as a shareholder with respect to the Shares.

6.5 Ten Percent Stock Rule. Notwithstanding any other provisions of the Plan, if at any time an Option is otherwise to be granted pursuant to the Plan, the optionee owns directly or indirectly (within the meaning of Section 422(d) of the Code) Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company or its parent or any Subsidiary or affiliate (within the meaning of Section 422(b)(6) of the Code), then any Incentive Stock Option to be granted to such optionee pursuant to the Plan shall satisfy the requirement of Section 422(c)(5) of the Code, and the Option Price shall not be less than 110% of the Fair Market Value of the Shares of the Company, and such Option by its terms shall not be exercisable after the expiration of five (5) years form the date such Option is granted.

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Section 7.	RESTRICTED SHARES

7.1 Grant.

a.	Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Restricted Shares shall be granted, the number of Restricted Shares to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Shares may be forfeited to the Company, and the other terms and conditions of such Awards. The Restricted Share Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve (the terms and conditions of which may differ among individual Awards, as the Committee may determine in its sole discretion), which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.

b.	Each Restricted Share Award made under the Plan shall be for such number of Shares as shall be determined by the Committee and set forth in the Award Agreement containing the terms of such Restricted Share Award. Such agreement shall set forth a period of time during which the grantee must remain in the continuous employment of the Company or remain in the continuous service as a Director of the Company in order for the forfeiture and transfer restrictions to lapse. If the Committee so determines the restrictions may lapse during such restricted period in installments with respect to specified portions of the Shares covered by the Restricted Share Award. The Award Agreement may also, in the discretion of the Committee, set forth performance or other conditions, including any of those identified in Section 10 hereof, that will subject the Shares to forfeiture and transfer restrictions. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding Restricted Share Awards.

7.2. Delivery of Shares and Transfer Restrictions. At the time of a Restricted Share Award, a certificate representing the number of Shares awarded thereunder shall be registered in the name of the grantee. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the grantee subject to the terms and condition of the Plan, and shall bear such a legend setting for the restrictions imposed thereon as the Committee, in its discretion, may determine. The grantee shall have all rights of a shareholder with respect to the Restricted Shares, including the right to receive dividends and the right to vote such Shares, subject to the following restrictions: (i) the grantee shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the Award Agreement with respect to such Shares; (ii) none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; and (iii) except as otherwise determined by the Committee at or after grant, all of the Shares shall be forfeited and all rights of the grantee to such Shares shall terminate, without further obligation on the part of the Company, upon a Termination of Service and unless any other restrictive conditions relating to the Restricted Share Awards are met. Any Shares, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Shares subject to Restricted Share Awards shall be subject to the same restrictions, terms and conditions as such Restricted Shares.

7.3 Termination of Restrictions. At the end of the restricted period and provided that any other restrictive conditions of the Restricted Share Award are met, or at such time as otherwise determined by the Committee, all restrictions set forth in the Award Agreement related to the Restricted Share Award or in the Plan shall lapse as to the Restricted Shares subject thereto, and a stock certificate for the appropriate number of Shares, free of the restrictions and restricted stock legend, shall be delivered to the Participant or the Participant’s beneficiary or estate as the case may be.

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Section 8.	PERFORMANCE AWARDS

8.1 Grant. The Committee shall have the sole and complete authority to determine the Participants who shall receive a Performance Award, which shall consist of a right that is (i) denominated in cash or Shares; (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish; and (iii) payable at such time and in such form as the Committee shall determine. Performance Awards shall include, but are not limited to, Performance Shares. All Performance Awards shall be subject to the terms and provisions of Section 10 hereof.

8.2 Terms and Conditions. Subject to the terms of the Plan and applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award, and the amount and kind of any payment or transfer to be made pursuant to any Performance Award, and may amend specific provisions of the Performance Award; provided, however, that such amendment may not adversely affect existing Performance Awards made within a performance period commencing prior to implementation of the amendment.

8.3 Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with the procedures established by the Committee on a deferred basis. A Participant’s rights to any Performance Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of in any manner, except by will or the laws of descent and distribution, and/or except as the Committee may determine at or after grant.

8.4 Performance Shares.

a.	Associates shall be eligible to receive Performance Share Awards. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Performance Share Awards shall be granted, the number of Performance Shares to be granted to each Participant, the performance targets and goals to be satisfied, the duration of the period during which, and the conditions under which, the Performance Shares may be forfeited to the Company, and the other terms and conditions of such Awards. The Performance Share Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.

b.	Each Performance Share Award made under the Plan shall be for such number of Shares as shall be determined by the Committee and set forth in the Award Agreement containing the terms of such Performance Share Award.

c.	The Committee shall grant Performance Share Awards based solely upon the attainment of performance targets related to one or more performance goals selected by the Committee from among the goals identified in Section 10.

Section 9.	OTHER STOCK-BASED AWARDS

The Committee shall have the authority to determine the Participants who shall receive an Other Stock-Based Award, which shall consist of any right that is (i) not an Award described in Sections 6, 7 and 8 above and (ii) an Award of Shares of an Award denominated or payable in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as determined by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award.

Section 10.	PROVISIONS APPLICABLE TO COVERED OFFICERS AND PERFORMANCE AWARDS

10.1 Notwithstanding anything in the Plan to the contrary, Performance Awards shall be subject to the terms and conditions of this Section 10.

10.2 The Committee may grant Performance Awards to Covered Officers based solely upon the attainment of performance targets related to one or more performance goals selected by the Committee from among the goals specified below. For the purposes of this Section 10, performance goals shall be limited to one or more of the following Company, Subsidiary, Affiliate, operating unit or division financial performance measures:

a.	earnings or book value per Shares;

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b.	earnings before interest, taxes, depreciation and/or amortization;

c.	return on equity, assets, capital, capital employed or investment;

d.	operating income or profit;

e.	operating efficiencies;

f.	the ratio of criticized/classified assets to capital;

g.	allowance for loan and lease losses;

h.	the ratio of non-performing assets to total assets;

i.	the ratio of past due loans greater than 90 days and non-accruals to total loans;

j.	the ratio of net charge-offs to average loans;

k.	after-tax operating income;

l.	cash flow(s);

m.	total revenues or revenues per employee;

n.	stock price or total shareholder return;

o.	growth in loans, margins and/or deposits;

p.	dividends; or

q.	meeting specified revenue or expense targets; business, market and branch network expansion goals; and goals related to acquisition or divestitures;

or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any Subsidiary, Affiliates, operating unit or division of the Company, and/or the past or current performance of other companies and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or Shares outstanding, or to assets or net assets. The Committee may, in its discretion, waive all or any part of the restrictions applicable to any or all outstanding Performance Awards, including Performance Share Awards.

10.3 With respect to any Covered Officer, the maximum number of Shares in respect of which all Performance Awards may be granted under Section 8 hereof in each year of the performance period is 90,000 Shares and the maximum amount of any Award settled in cash shall not exceed $200,000 in each year of the performance period.

10.4 To the extent necessary to comply with Section 162(m) of the Code, with respect to grants of Performance Awards, including Performance Share Awards, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (i) select the performance goals or goals applicable to the performance period; (ii) establish the various targets and bonus amount which may be earned for such performance period; and (iii) specify the relationship between performance goal and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee shall certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable Award Agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period.

Section 11.	TERMINATION OF EMPLOYMENT

The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a Termination of Service, and may provide such terms and conditions in the Award Agreement or in such rules and regulations as it may prescribe.

Section 12.	CHANGE IN CONTROL

Upon a Change in Control, the Committee shall take one or more of the following actions with respect to Awards as the Committee may determine in its sole discretion:

i.	arrange for the surviving company or acquiring company (or the surviving or acquiring company’s parent company) to assume or continue any Award or to substitute a similar stock for the Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Change in Control);

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ii.	arrange for the assignment of any reacquisition of repurchase rights held by the Company in respect of Shares issued pursuant to the Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

iii.	accelerate the vesting, in whole or in part, of the Award (and, if applicable, the time at which the Award may be exercised) to a date prior to or as of the effective time of such Change in Control as the Committee shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective date of the Change in Control), with such Option terminating if not exercised (if applicable) at or prior to the effective time of the Change in Control;

iv.	arrange for the lapse of any reacquisition or repurchase rights held by the Company with respect to the Award;

v.	cancel or arrange for the cancellation of the Award, to the extent not vested or not exercised prior to the effective time of the Change in Control, in exchange for such cash consideration, if any, as the Committee, in its sole discretion, may consider appropriate; or

vi.	make a payment, in such form as may be determine by the Committee equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Option, over (B) any exercise price payable by such Participant in connection with such exercise.

The Committee need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants.

Section 13.	AMENDMENT AND TERMINATION

13.1 Amendments to the Plan. Except as otherwise set forth in Section 3.1, Section 14.17, or elsewhere in this Plan, the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time, provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply, which tax or regulatory requirement requires Shareholder approval.

13.2 Amendments to Awards. Subject to the restrictions of Sections 3.1, 6.2 and 14.17 hereof, the Committee may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

13.3 Adjustments of Awards upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company, any Subsidiary or Affiliate, or the financial statements of the Company or any Subsidiary or Affiliate, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

Section 14.	GENERAL PROVISIONS

14.1 Limited Transferability of Awards. Except as otherwise provided in the Plan, no Award shall be assigned, alienated, pledge, attached, sold or otherwise transferred or encumbered by a Participant, except (i) by will or the laws of descent and distribution; (ii) to a Permitted Transferee; and/or (iii) as may be provided by the Committee in its discretion, at or after grant in the Award Agreement; provided, however, that an Incentive Stock Option shall not be assigned, alienated, pledge, attached, sold or otherwise transferred or encumbered by a Participant except by will or the laws of descent and distribution. In the event than an Incentive Stock Option is subject to involuntary transfer, as a result of a domestic relations order or otherwise, such Option shall immediately be deemed to be a Non-Qualified Stock Option as a result of such transfer. No transfer of an Award by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer. A Permitted

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Transferee may not transfer an Award other than by will or the laws of descent and distribution. For purposes of this Plan “Permitted Transferee” means the Participant’s Immediate Family, a Permitted Trust or a partnership of which the only partners are members of the Participant’s Immediate Family. For purposes of this Plan, “Immediate Family” means the Participant’s children and grandchildren, including adopted children and grandchildren, stepchildren, parents, stepparents, grandparent, spouse, siblings (including half-brothers and half-sisters), father-in-law, mother-in-law, daughters-in-law, and sons-in-law. For purposes of this Plan, a “Permitted Trust” means a trust solely for the benefit of the Participant or Participant’s Immediate Family.

14.2. Dividend Equivalents. In the sole discretion of the Committee, an Award may provide the Participant with dividends or dividend equivalent, payable in cash, Shares, other securities or other property on a current or deferred basis. All dividends or dividend equivalents which are not paid currently may, in the Committee’s discretion, accrue interest, be reinvested into additional Shares, or in the case of dividends or dividend equivalents credited in connection with Performance Awards, be credited as additional Performance Awards and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award. The total number of Shares available for grant under Section 4 hereof shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as Performance Awards.

14.3 No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each Participant.

14.4. Share Certificates. All certificates for Shares or other securities of the Company or any Subsidiary or Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC or any state securities commission or regulatory authority, any stock exchange or other market upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions; provided, however, that in the Company’s discretion, there shall be no requirement to issue physical certificates if the Company’s stock is maintained in a book-entry system by a transfer agent.

14.5. Withholding. A Participant may be required to pay to the Company or any Subsidiary or Affiliate, and the Company or any Subsidiary or Affiliate shall have the right, and is hereby authorized to, withhold from any award, from any payment due or transfer made under any Award or under the Plan, or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding or other taxes in respect to an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee may provide for additional cash payments to holders of Options to defray or offset any tax arising from the grant, vesting, exercise or payment of any Award; provided however, the Participant may elect to satisfy any such withholding in either cash or shares of Company common stock.

14.6. Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered to the Participant and may specify the terms and conditions of the award and any rules applicable thereto. In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Plan shall prevail.

14.7 No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, stock appreciate rights, Restricted Shares, restricted share units, Performance Shares, performance units, Other Stock-Based Awards, or other types of Awards provided for hereunder.

14.8 No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employment of the Company or any Subsidiary or Affiliate. Further, the Company or a Subsidiary or Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in an Award Agreement.

14.9 No Right to Serve as Director. The grant of an Award shall not be construed as giving a Participant the right to be retained as a Director of the Company, a Subsidiary or Affiliate unless otherwise expressly provided in an Award Agreement.

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14.10 No Rights as Shareholder. Subject to the provisions of the Plan and applicable Award Agreement, no Participant or holder or beneficiary of any Award shall have any right as a shareholder with respect to any Shares to be distributed under the Plan until such Person has become a holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Shares hereunder, the applicable Award Agreement shall specify if and to what extent the Participant shall not be entitled to the rights of a shareholder in respect of such Restricted Share.

14.11 Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreements shall be determined in accordance with the statutory laws and procedural provisions of the State of Tennessee without giving effect to conflicts of laws principles.

14.12 Severability. If any provision of the Plan or any Award is, or becomes, or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder o he Plan and any such Award shall remain in full force and effect.

14.13 Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Exchange Act Section 16(b), and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

14.14 No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company, any Subsidiary or Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary or Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate.

14.15 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares whether such fractional Shares or any rights thereto shall be cancelled, terminated, or otherwise eliminated.

14.16 Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision hereof.

14.17 Compliance with 409A. To the extent that the Committee determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code. To the extent that the Committee determines that a Participant would be subject to the additional 20% tax imposed on certain non-qualified deferred compensation plans pursuant to Section 409A of the Code as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary, to avoid application of such additional tax. The nature of such amendment shall be determined by the Committee. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the Shares are publicly traded and a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount shall be made upon a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) before a date that is six (6) months following the date of such separation from service, or, if earlier, the date of the Participant’s death. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or foreign law. The Company shall not be liable to any Participant for any tax, interest or penalties such Participant might owe as a result of the grant, holding, vesting, expansion or payment of any Award under the Plan.

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14.18 Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring an Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring an Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Award. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the Shares upon the exercise or acquisition of an Award have been registered under a then currently effective registration statement under the Exchange Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Shares.

14.19 Sections 280G and 162(m) of The Code. Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Participant with the Company or any Affiliate, except an agreement, contract or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Participant (including groups or classes of participants or beneficiaries of which the Participant is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Participant (a “Benefit Arrangement”), if the Participant is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Award held by that Participant and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Participant under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Participant under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Participant from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Participant without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Participant under any Other Agreement or any Benefit Arrangement would cause the Participant to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Participant as described in clause (ii) of the preceding sentence, then the Participant shall have the right, in the Participant’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Participant under this Plan be deemed to be a Parachute Payment; provided, however, that in order to comply with Section 409A of the Code, the reduction or elimination will be performed in the order in which each dollar of value subject to an Award reduces the Parachute Payment to the greatest extent. Further, notwithstanding any other provision of this Plan, no Awards may be issued to any covered employee (as defined in Section 162(m) of the Code) at any time at which Section 162(m) of the Code is applicable to the Company if the effect of such Award would be to cause any portion of the Award or any amounts payable to such covered employee under such Other Agreement or Benefit Arrangements to be nondeductible by the Company as a result of the application of Section 162(m) of the Code.

14.20 Regulatory Restrictions. Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Participant with the Company or any Affiliate, all Awards granted hereunder shall be subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) and 12 C.F.R. Part 359, as such laws and regulations may be amended from time to time, and the obligations of the Company and Participants under the Plan are generally subject to such conditions, restrictions, and limitations as may be imposed from time to time by applicable state and/or federal banking laws, rules, regulations and orders.

Section 15.	TERM OF THE PLAN

15.1 Effective Date. The Plan shall be effective as of June 18, 2015, provided it has been approved by the Board and by the Company’s shareholders.

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15.2 Expiration Date. No new Awards shall be granted under the Plan after the tenth (10th) anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to alter, amend, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the tenth (10th) anniversary of the Effective Date.

COMMERCE UNION BANCSHARES, INC.

/s/ William R. DeBerry
William R. DeBerry
Chairman

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COMMERCE UNION BANCSHARES, INC.

Proxy for Annual Meeting of Shareholders

to be held June 18, 2015

This proxy is being solicited on behalf of the board of directors

By signing on the reverse side, you appoint DeVan D. Ard, Jr. and William R. DeBerry to be your proxies. This appointment applies to each of them separately and allows them to appoint substitutes as needed. You are empowering them to vote all of your shares of common stock of Commerce Union Bancshares, Inc. at the annual meeting of the company’s shareholders, which will be held on June 18, 2015, beginning at 5:00 p.m. local time, and at any adjournment or postponement of the meeting.

(Continued and to be signed on the reverse side.)

¢ 1.1	14475 ¢

ANNUAL MEETING OF SHAREHOLDERS OF

COMMERCE UNION BANCSHARES, INC.

June 18, 2015

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

¢	20430300000000001000 1	061815

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

					FOR	AGAINST	ABSTAIN
1. Proposal to elect the following four nominated individuals to the board of directors:			2.	Proposal to ratify the appointment of Commerce Union’s independent auditing firm, Maggart & Associates, P.C., Certified Public Accountants, Nashville, Tennessee	☐	☐	☐
☐	FOR ALL NOMINEES	NOMINEES: ¡ DeVan D. Ard, Jr. ¡ William R. DeBerry ¡ Sharon H. Edwards ¡ Farzin Ferdowsi
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES		3.	Proposal to approve the Commerce Union Bancshares, Inc. 2015 Equity Incentive Plan	☐	☐	☐
☐	FOR ALL EXCEPT (See instructions below)

Your proxies will vote on these proposals as you specify on this card. If you do not specify how you want your proxies to vote, your proxies will vote “FOR” each of the proposals listed. If any other matters properly come before the meeting, your proxies will vote on these matters in accordance with the recommendations of the board of directors. You may revoke this proxy in writing at any time prior to the meeting or by voting in person at the meeting.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●
			MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢

ANNUAL MEETING OF SHAREHOLDERS OF

COMMERCE UNION BANCSHARES, INC.

June 18, 2015

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

i        Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.        i

¢	20430300000000001000 1	061815

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

					FOR	AGAINST	ABSTAIN
1. Proposal to elect the following four nominated individuals to the board of directors:			2.	Proposal to ratify the appointment of Commerce Union’s independent auditing firm, Maggart & Associates, P.C., Certified Public Accountants, Nashville, Tennessee	☐	☐	☐
☐	FOR ALL NOMINEES	NOMINEES: ¡ DeVan D. Ard, Jr. ¡ William R. DeBerry ¡ Sharon H. Edwards ¡ Farzin Ferdowsi
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES		3.	Proposal to approve the Commerce Union Bancshares, Inc. 2015 Equity Incentive Plan	☐	☐	☐
☐	FOR ALL EXCEPT (See instructions below)

Your proxies will vote on these proposals as you specify on this card. If you do not specify how you want your proxies to vote, your proxies will vote “FOR” each of the proposals listed. If any other matters properly come before the meeting, your proxies will vote on these matters in accordance with the recommendations of the board of directors. You may revoke this proxy in writing at any time prior to the meeting or by voting in person at the meeting.

			MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢